SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           NEWMONT MINING CORPORATION
             (Exact name of registrant as specified in its charter)



                  Delaware                          13-2526632
           (State of incorporation)      (IRS Employer Identification No.)



                               1700 Lincoln Street
                             Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)



      If this form relates to the               If this form relates to the
      registration of a class of securities     registration of a class of
      pursuant to Section 12(b) of the          securities pursuant to Section
      Exchange Act and is effective             12(g) of the Exchange Act and is
      pursuant to General Instruction           effective pursuant to General
      A.(c), please check the following         Instruction A.(d), please check
      box. [X]                                  the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
      to be so Registered                       Each Class is to be Registered
      -------------------                       ------------------------------

      $3.25 Convertible Preferred Stock,        New York Stock Exchange
      par value $5.00 per share

Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

            The description of the Registrant's $3.25 Convertible Preferred Stock provided in the Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission on November 22, 2000, under the heading "Newmont Capital Stock - Newmont $3.25 Convertible Preferred Stock" is incorporated herein by reference.







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


ITEM 2.  EXHIBITS.

     3.1    Restated Certificate of Incorporation, incorporated by reference to
            Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by the Certificate of Designations reference in Exhibit 4.2.

     3.2 By-Laws, incorporated by reference to Exhibit 3(b) to the Registrant's Form 8-K filed on September 6, 2000.

     4.1 Form of Certificate of Designations of $3.25 Convertible Preferred Stock of Newmont Mining Corporation, incorporated by reference to Appendix D of the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 filed on November 22, 2000.






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

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         NEWMONT MINING CORPORATION



Dated: January 9, 2001                   By: /s/ Timothy J. Schmitt
                                             -----------------------------------
                                             Name:  Timothy J. Schmitt
                                             Title: Vice President and Secretary

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

     3.1    Restated Certificate of Incorporation, incorporated by reference to
            Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by the Certificate of Designations reference in Exhibit 4.2.

     3.2 By-Laws, incorporated by reference to Exhibit 3(b) to the Registrant's Form 8-K filed on September 6, 2000.

     4.1 Form of Certificate of Designations of $3.25 Convertible Preferred Stock of Newmont Mining Corporation, incorporated by reference to Appendix D of the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 filed on November 22, 2000.